DEAN HELLER
                               SECRETARY OF STATE
                            208 NORTH CARSON STREET
                         CARSON CITY, NEVADA 89701-4289
                                  775-884-5708


                                  JUNE 16 2004

                            ARTICLES OF INCORPORATION


                              NAME OF CORPORATION
                        ---------------------------------
                                    AXIOM III
                          933 WOODSIIDE DRIVE, SUITE 102
                            CARSON CITY NEVADA 89701


                                     SHARES
                                     ------

Number of shares with par value:    55,000
Par value:                       $   0.001


                NAME AND ADDRESS OF BOARD OF DIRECTORS
                --------------------------------------

         Address: P.O. Box 243
                  Chimney Rock, NC 28720

         Name:    Duane Benett

NAME, ADDRESS AND SHAREHOLDERS OF INCORPORATION
-----------------------------------------------

Name:        Charles Barkley, Your Incorporation, Inc.

Address:     6201 Fairview Rd. Suite 200
             Charlotte, NC 28210


Additional  Provisions  of  the  Articles  of  Incorporation  of Axiom III, Inc.

PURPOSE

The  purpose  or  purposes  of  the  Corporation  are:
     (1) To conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized under the Genera! Corporation Laws of Nevada; and
     (2) In general, to possess and exercise all the powers and privileges gi anted by the General Corporation Law of Nevada or any other law of Nevada or by this Certificate of Incorporation together with any power incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation,

CAPITAL  STOCK

The maximum number of shares of capital stock which this Corporation shall have authority to issue is Fifty Million (50,000,000) shares of Common Stock, $.001 pat value, and Five Million (5,000,000) shares of Preferred Stock at $.001 par value. The preferences, qualifications, limitations, restrictions and the special  or  relative  fights  in  respect  of  the  shares of each class are as follows:
     Preferred.  Stock.  "The Preferred Stock may be issued from time to time in
     -----------------
one or more series, All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may he fixed and determined by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. The preferred stock shall have voting rights over the voting rights of common stock as established by the Board of Directors. The Board of Directors hereby is authorized to cause such shares to be issued in one or more classes or aeries and with respect to each such class or series to fix and determine the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof

     Common Stock - General Provisions. The Common Stock shall be subject to the
     ---------------------------------
express terms of the Preferred Stock and any series thereof Each share of Common Stock shall be equal to every other share of Common Stock, except as otherwise provided herein or required by law.

Shares of Common Stock authorized hereby shall not be subject to preemptive rights. The holders of shares of Common Stock now or hereafter outstanding shall have no preemptive right to purchase or have offered to them for purchase any of such authorized but unissued shares, or any shares of Preferred Slock. Common Stock or other equity securities issued or to be issued by the Company.

     Subject to the preferential and other dividend rights applicable to Preferred Stock, the holders of shares of Common Stock shall ims entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared on the Common Stock by the Board of Directors at any time or from time to time out of any funds legally available therefore.

     In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of the preferential or other amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Common  Stock  -  Other  Provisions,
------------------------------------

     (a) Voting Right! The shares of Common Stock shall have the following voting rights:

     (1) Each share of Common Stock shall entitle the holder thereof to one vote upon all matters upon which stockholders have the right to vote.

     Except as otherwise required by applicable law, the holders of shares of Common Slock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, it a single class with such holders of shares of Preferred Stock).

     (b) Dividends and Distributions. Except as otherwise provided in this Certificate of Incorporation, holders of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore; provided, however, that in no event may the rate of any dividend payable on outstanding shares of any class of Common Stock be greater than the dividend rate payable on outstanding shares of the other class of Common Stock. All dividends and distributions on the Common Stock payable in stock of the Corporation shall be made in shares of Common Stock In no event will shares of Common Stock be split, divided or combined unless the outstanding shares of the Common Stock shall be proportionately split, divided or combined

COMPROMISES  WITH  CREDITORS

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Nevada may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Nevada Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Nevada Code order a meeting of the creditors or class of creditors, and or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation aa a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court (o which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

AMENDMENTS  TO  BYLAWS

The power to amend the bylaws is reserved to the Board of Directors and the Board of Directors shall have full power to amend the bylaws as they deem fit, from time to time, without necessity of shareholder vote or approval.

REMOVAL  OF  ENTIRE  BOARD  OF  DIRECTORS

The entire board of directors may not be removed by shareholder action. No more than two directors may be replaced at any single shareholder meeting except to fill empty seats on the board, The terms of the board members may be staggered if so set forth in the Bylaws of the Company,

INDEMNIFICATION  OF  DIRECTORS,  OFFICERS  AND  OTHER
REPRESENTATIVES.

Limitation  of  personal  UflbjlUy       No director of the Corporation shall be
----------------------------------
liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation oflaw, (iti) under Section 174 of the Nevada Revised Statutes, or (iv) for any transaction from which the director derived an improper personal benefit, [f the General Corporation Law of the State of Nevada is amended after the date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Nevada,

Indemnification  The  Corporation  shall,  to  the  fullest  extent permitted by
---------------
Section 145 of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said flection from and against any and all of the expenses, liabilities, judgments, fines, amounts paid in settlement, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification of expenses may be entitled under any by-laws, agreements, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity white holding such office, and shall continue as to ft person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person

     Any  repeal  or  modification  of  any  provision  of  this  Article by the shareholders of the Corporation shall not adversely affect any right to the protection of a director, officer, employee or agent of the corporation existing at the time of the repeal or modification.
Liability  Insurance.    The  corporation  shall  have the power to purchase and
--------------------
maintain insurance on behalf of any person who is or was a director, officer employee or agent of the corporation or is or was serving at the request of the corporation as an agent to the corporation or to another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnity him against liability.

indemnification obligations. The right to be indemnified shall inure to the benefit of the legal representatives of the indemnified person and shall not be exclusive as to any other rights to which such person may be entitled apart from the provision of this By-Law.
     Section  5.  Fiscal Year. The fiscal year of the corporation shall be fixed
     ------------------------
by  the  Board  of  Directors.

     Section  6. Amendments. Except as otherwise provided herein, these By-Laws
     -----------------------
may be amended or repealed and new by-laws may be adopted by the affirmative action of a majority of the directors at any regular meeting or at any special meeting for which notice includes any proposed By-Law amendment.

     The Articles of Incorporation may be amended or restated upon the affirmative action of a majority of the directors at any regular meeting or at any special meeting for which notice includes any proposed amendment or restatement of the Articles.

     No by-law adopted or amended by the shareholders shall be amended or repealed by the Board of Directors, except to the extent that such by-law expressly authorizes its amendment or repeal by the Board of Directors.
     No by-law or provision that requires a shareholder vote or super majority vote by law or by these by-laws may be amended except by shareholder action in accordance with the shareholder vote requirements.

     Section  7. Tender Offers. Tender offers may be accepted by the corporation
     -------------------------
without special vote or super majority shareholder approval and the corporation shall opt out of any tender offer super majority vote requirements. This provision may be altered by a majority of shareholders at any regular meeting of the shareholders or any special meeting provided that the notice specifically discloses the proposed change in tender offer treatment,






DUNNE  BENNETT,  CEO
ADOPTED  this  date:  6/20/2004